 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2012

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On April 2, 2012, DNB First, National Association (the “Bank”), the wholly owned subsidiary of DNB Financial Corporation (the “Company”), entered into a Purchase and Assumption Agreement, dated as of April 2, 2012, with Capital Bank, N.A (“Capital Bank”) (the “Purchase and Assumption Agreement”) to acquire certain assets and assume certain liabilities of one full-service branch office of Capital Bank located at 3915 Chichester Avenue, Boothwyn, Pennsylvania (the “Branch Acquisition”).

Under the terms of the Agreement, the Bank will purchase specified assets of the branch, including real estate, furniture and equipment and approximately $17 million of total deposits.  The Branch Acquisition includes the payment of a 0.82%  premium on total deposits.  Additionally, the Branch Acquisition is subject to customary closing conditions, including receipt of applicable regulatory approvals.  The Bank intends to consummate the Branch Acquisition during the second quarter of 2012.

The foregoing summary of the Branch Acquisition is not complete and  is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.  A copy of a press release dated  April 4, 2012, announcing the Branch Acquisition is included as Exhibit 99.1 to this Form 8-K.

Item 9. 01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Description
2.1	Purchase and Assumption Agreement, by and between the Bank and Capital Bank, dated as of April 2, 2012
99.1	Press Release, dated April 4, 2012 of DNB Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

April 4, 2012	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description
2.1	Purchase and Assumption Agreement, by and between the Bank and Capital Bank, dated as of April 2, 2012
99.1	Press Release, dated April 4, 2012 of DNB Financial Corporation